Air T, Inc. Reports Second Quarter Fiscal 2027 Results

CHARLOTTE, NC, November 13, 2026— Air T, Inc. (NASDAQ: AIRT) is an industrious American company with a portfolio of businesses, each of which is independent yet interrelated. We seek dynamic individuals and teams to operate companies with processes and insights that drive increasing value over time. We believe we can invest corporate resources to help activate growth and overcome challenges.

Our core segments are regional airline, overnight air cargo; commercial aircraft, engines and parts; ground support equipment; digital solutions; and aviation leasing and asset management.

Today, Air T announced results for the fiscal second quarter ended September 30, 2026:

•Revenues totaled $146.9 million for the quarter ended September 30, 2026, an increase of $82.8 million, or 129% from the prior year’s comparable quarter. Revenues for the quarter ended September 30, 2026 included $56.8 million related to our acquisition of Regional Express Holdings Pty Ltd (“Rex”) completed on December 18, 2025.
•Operating loss was $11.8 million for the quarter ended September 30, 2026, compared to the prior year’s comparable quarter’s operating income of $5.5 million.
•Loss before income taxes was $16.2 million for the quarter ended September 30, 2026, compared to income before income taxes of $7.2 million in the prior year’s comparable quarter.
•Adjusted EBITDA* was $4.4 million for the quarter ended September 30, 2026, compared to $7.9 million in the prior year’s comparable quarter.
•The investment balance for the Company’s equity method investees was $26.2 million at September 30, 2026, compared to $27.9 million at September 30, 2025.
•Net loss per share was $7.48 for the quarter ended September 30, 2026, compared to net income per share of $1.61 in the prior year’s comparable quarter.

*Adjusted EBITDA is a non-GAAP financial measure; see below for further explanation and reconciliation to GAAP measure.

Company Chairman and CEO Nick Swenson commented:

“While focused in one sector and with some interdependencies, Air T can be viewed as a set of businesses that operate independently of one another. The quarter just passed is an example of widely variable operational dynamics across our businesses. Several of our businesses, including Crestone and GGS, performed quite well in absolute terms and against comparables in the quarter. Crestone has particularly strong momentum at the moment. Rex financial performance was notably challenged in the quarter due to a combination of unscheduled engine removals, delays at engine overhaul shops and a doubling of fuel costs compared to pre-war levels. Adding back the large quarterly depreciation expense at Rex, we see an Adjusted EBITDA loss of approximately $0.9 million on $56.8 million of revenues for the quarter. Management continues to support business leaders as they navigate areas of risk management and growth management.”

Business Segment Results

Regional Airline
•This segment provides scheduled regional passenger and cargo airline services in Australia, operating a fleet of aircraft serving regional communities and connecting passengers to major metropolitan centers.
•Revenues for this segment were $56.8 million for the quarter ended September 30, 2026, representing a full quarter of Rex operations, which was acquired on December 18, 2025. There is no prior-year comparable. Revenue consisted of passenger revenue, ancillary fees, freight and charter, and government subsidy income.
•Adjusted EBITDA* loss for this segment was $0.9 million for the quarter ended September 30, 2026. The significant add-backs to this segment’s operating loss of $10.0 million include $9.4 million of depreciation and amortization. Fuel expense continued to be the primary driver of the loss, with the increase driven principally by higher per-liter fuel prices rather than increased consumption. Rex does not hedge its fuel price or related Australian dollar/U.S. dollar exposure and purchases fuel at prevailing market prices, mitigating higher costs through fare adjustments, capacity management, and fuel levy arrangements with certain state governments. Higher unscheduled engine removals, together with lower engine throughput from third-party maintenance, repair and overhaul providers, also contributed to the loss by reducing the number of aircraft available for service below planned levels.

Overnight Air Cargo
•This segment provides air express delivery services, primarily for FedEx Corporation, and repair services.
•Revenues for this segment totaled $34.5 million period ended September 30, 2026, an increase of $3.5 million compared to the second quarter of the prior fiscal year. The increase was principally attributable to higher pricing on flight administrative fees and billable labor at Mountain Air Cargo (“MAC”).
•Adjusted EBITDA* for this segment was $2.6 million for the quarter ended September 30, 2026, an increase of $0.8 million when compared to the prior year’s comparable quarter. The increase was mainly driven by higher revenue. In addition, higher gross margins related to both flight operations and maintenance at MAC drove operating income and Adjusted EBITDA higher.

Commercial Aircraft, Engines and Parts
•This segment acquires, leases, manages, repairs, disassembles, and sells commercial aircraft, jet engines, and aviation components, and provides related asset management, procurement, overhaul, repair, and logistics services.
•Revenues for this segment totaled $28.5 million for the quarter ended September 30, 2026, an increase of $7.0 million from the comparable prior year quarter. The increase was largely attributable to increased component sales at Contrail, primarily driven by an increase in sales to a single customer. Landing Gear Support Services, Inc. ("LGSS") and AirCo also contributed to the revenue growth due to strategic investments in aircraft inventory that were not in place during the prior year comparable quarter. Jet Yard saw reduced revenue, primarily due to the prior year quarter's revenue including some larger projects that did not recur in the current quarter.
•Adjusted EBITDA* for this segment was $1.5 million for the quarter ended September 30, 2026, compared to adjusted EBITDA* of $6.9 million in the prior year’s comparable quarter. The decrease was primarily attributable to a $7.0 million gain on sale of aircraft in the prior year quarter, which did not recur in the current quarter. Partially offsetting the impact of this transaction was the overall revenue increase in this segment.
Ground Support Equipment
•This segment—which includes some of the world-leading offerings in the category—manufactures, repairs, and maintains mobile deicers and other specialized ground-support equipment. Customers include passenger and cargo airlines, airports, the military, and other industrial customers.
•Revenues for this segment totaled $18.9 million for the quarter ended September 30, 2026, an increase of $9.2 million from $9.6 million in the prior year’s comparable quarter. The increase was primarily driven by a higher number of deicing trucks sold in the current quarter as a result of timing on fulfilling annual orders for a large customer.
•Adjusted EBITDA* for this segment was $2.7 million in the quarter ended September 30, 2026, compared to adjusted EBITDA* of $1.7 million in the prior year’s comparable quarter. The increase was primarily attributable to the higher sales from timing of revenues as noted above.
•At September 30, 2026, this segment’s order backlog was $11.6 million compared to $12.9 million at September 30, 2025.

Digital Solutions
•This segment develops and provides digital aviation and other business services to customers within the aviation industry to generate recurring subscription revenues.
•The digital solutions segment contributed $2.6 million of revenues for the quarter ended September 30, 2026, compared to $2.2 million in the prior year’s comparable quarter. The increase of $0.4 million was primarily due to continued growth in data analytics and airspace management engagements.
•Adjusted EBITDA* for this segment was $0.1 million for the quarter ended September 30, 2026, an increase of $0.2 million from the prior year’s comparable quarter. The improvement was primarily driven by two factors: revenue growth at high incremental margins and lower labor costs as AI-driven tools improved efficiency.

Aviation Leasing and Asset Management
•This segment originates and structures asset acquisitions and related financings and provides lease administration, technical and risk management, and remarketing services for aircraft and engines on lease to airline customers globally.
•The aviation leasing and asset management segment revenues totaled $7.8 million for the quarter ended September 30, 2026, representing a full quarter of activity for Crestone and Arena, which made up the segment as of the acquisition of Arena on June 10, 2026. There is no prior year comparable quarter. Revenue consisted of origination, due diligence, disposition, and asset management fees.

•Adjusted EBITDA* for this segment was $1.3 million for the quarter ended September 30, 2026, representing a full quarter of operations after the Arena acquisition and quarter-to-date activity related to Crestone Air Partners. The largest reconciling items between Adjusted EBITDA and this segment’s operating loss of $4.7 million include an unfavorable earnout remeasurement of $3.3 million, depreciation and amortization add-backs of $2.2 million, and post-acquisition integration costs of $0.5 million.

*Adjusted EBITDA is a non-GAAP financial measure; see below for further explanation and reconciliation to GAAP measures.

Non-GAAP Financial Measures

The Company uses Adjusted EBITDA, a non-GAAP financial measure, to evaluate the Company’s financial performance. The Company defines Adjusted EBITDA as operating income (loss), adjusted for the items shown in the reconciliation below.

Management believes that Adjusted EBITDA is a useful measure of the Company's performance because it provides investors additional information about the Company's operations allowing better evaluation of underlying business performance and better period-to-period comparability. We may periodically review and update our non-GAAP financial measures based on our determination of their relevance to our business which could result in the addition or elimination of select non-GAAP financial measures in the future. Adjusted EBITDA is not intended to replace or be an alternative to operating (loss) income, the most directly comparable GAAP measure.

The following table provides a reconciliation of operating (loss) income to Adjusted EBITDA (in thousands):

	Three Months Ended September 30,		Six Months Ended September 30,
	2026	2025	2026	2025
Operating (loss) income	$(11,804)	$5,508	$(24,626)	$6,354
Depreciation and amortization (excluding certain leased assets depreciation)[1]	12,311	730	22,196	1,432
Asset impairment, restructuring or impairment charges	63	198	93	239
(Gain) loss on sale of property and equipment	(226)	21	(226)	20
Securities issuance expenses	38	20	49	49
Share-based compensation	40	41	88	81
Earnout remeasurement	3,402	(264)	3,402	(666)
Acquisition and deal-sourcing expenses	2	1,628	2,956	1,837
Post-acquisition integration costs	545	—	1,245	—
Adjusted EBITDA	$4,371	$7,882	$5,177	$9,346
(1) There was no depreciation expense for leased assets to exclude for the three and six months ended September 30, 2026, respectively. For the three and six months ended September 30, 2025, leased assets depreciation expense excluded was $0.1 million and $0.7 million, respectively.

The following table provides the Company’s Adjusted EBITDA (in thousands):

	Three Months Ended September 30,		Six Months Ended September 30,		Change
	2026	2025	2026	2025	QTD	YTD
Regional Airline	$(949)	$—	$970	$—	$(949)	$970
Overnight Air Cargo	2,609	1,802	4,705	3,413	807	1,292
Commercial Aircraft, Engines and Parts	1,531	6,882	988	7,544	(5,351)	(6,556)
Ground Support Equipment	2,707	1,653	2,498	3,027	1,054	(529)
Digital Solutions	97	(65)	515	(108)	162	623
Aviation Leasing and Asset Management	1,330	—	1,019	—	1,330	1,019
Reportable segments total	7,325	10,272	10,695	13,876	(2,947)	(3,181)
Corporate and Other	(3,189)	(2,532)	(5,867)	(4,816)	(657)	(1,051)
Intersegment eliminations	235	142	349	286	93	63
Consolidated Air T, Inc.	$4,371	$7,882	$5,177	$9,346	$(3,511)	$(4,169)

NOTE REGARDING STAKEHOLDER QUESTIONS
If you have questions related to this release or other Air T matters, please use our interactive Q&A capability, through Slido.com, accessible from our website, to submit your questions. We intend to keep that link open and available for shareholder questions. Questions submitted through Slido will be answered “live” and in writing at our Annual Meeting, and via a written response on a quarterly basis. Note that legal and pragmatic requirements restrict us from answering every question posted, yet we intend to address all reasonable and relevant questions with a written answer.

ABOUT AIR T, INC.
Established in 1980, Air T, Inc. is a portfolio of powerful businesses and financial assets, each of which is independent yet interrelated. Its core segments are overnight air cargo, ground support equipment, commercial aircraft, engines and parts, regional airline, digital solutions, and aviation leasing and asset management. We seek to expand, strengthen and diversify Air T’s after-tax cash flow per share. Our goal is to build Air T’s core businesses, and when appropriate, to expand into adjacent and other industries. We seek to activate growth and overcome challenges while delivering meaningful value for all stakeholders. For more information, visit www.airt.com. The information on our website is available for information purposes only and is not incorporated by reference into this press release.

FORWARD-LOOKING STATEMENTS
Certain statements in this press release are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Company’s financial condition, results of operations, plans, objectives, future performance and business. Forward-looking statements include those preceded by, followed by or that include the words “believes”, “pending”, “future”, “expects,” “anticipates,” “estimates,” “depends” or similar expressions. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements, because of, among other things, potential risks and uncertainties, such as:
•An inability to finance our operations through bank or other financing or through the sale or issuance of debt or equity securities;
•Economic and industry conditions in the Company’s markets;
•The risk that contracts with FedEx Corporation (“FedEx”) could be terminated or adversely modified;
•The risk that the number of aircraft operated for FedEx will be reduced;
•The risk that Global Ground Support ("GGS") customers will defer or reduce significant orders for deicing equipment;
•The impact of any terrorist activities or armed conflict on United States soil or abroad;
•Changes in U.S. and foreign trade regulations and tariffs;
•The Company’s ability to manage its cost structure for operating expenses, or unanticipated capital requirements, and match them to shifting customer service requirements and production volume levels;
•The Company's ability to meet debt service covenants and to refinance existing debt obligations;
•The risk of injury or other damage arising from accidents involving the Company’s overnight air cargo operations, equipment or parts sold and/or services provided;
•Market acceptance of the Company’s commercial and military equipment and services;

•Competition from other providers of similar equipment and services;
•Changes in government regulation and technology;
•The risk that we may not successfully integrate Regional Express Holdings Pty Ltd ("Rex") (including financial reporting, systems, and personnel), which could adversely affect our results and reporting;
•The risk that Rex’s revenues and operating costs may be volatile or unpredictable and that we may be unable to offset cost increases or revenue decreases through pricing, surcharges, cost reductions, or other measures, which could adversely affect our results;
•The risk that Rex may be unable to return aircraft to service on anticipated timelines, to retain regulated route contracts and protected airport slots, or to maintain compliance with the Rex Regional Commitments under the Commonwealth Facilities;
•The risk that the bargain purchase gain recognized in connection with the Rex acquisition may increase scrutiny by investors, regulators, creditors, or other parties regarding the valuation assumptions and accounting judgments used in determining the purchase price allocation and bargain purchase gain;
•The risk that Rex’s operations are subject to extensive regulation and oversight and that compliance failures or adverse regulatory actions could materially harm our business and results;
•The risk that the Rex transaction structure, including the Australian DOCA/administration process, could result in unexpected liabilities, claims, or delays that could materially harm our results and liquidity;
•Changes in the value of marketable securities held as investments;
•Mild winter weather conditions reducing the demand for deicing equipment;
•Market acceptance and operational success of the Company’s aircraft asset management business and related aircraft joint ventures; and
•Despite our current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt, which could further exacerbate the risks associated with our substantial leverage.

We also wish to caution investors that other factors might in the future prove to be important in affecting our results of operations. New factors emerge from time to time. It is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT
Tracy Kennedy
Chief Financial Officer
tkennedy@airt.com